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                                                                   Exhibit 99.C1

                                 Exhibit 9

                          Consent of Ernst & Young LLP



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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (1) dated February 15, 2002, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2002, with respect to the financial statements of the WRL Series Life Account, included in Post-Effective Amendment No. 20 to the Registration Statement (Form S-6 No. 33-31140) and related Prospectus of WRL Series Life Account.


                                             ERNST & YOUNG LLP


Des Moines, Iowa
April 19, 2002